Exhibit 10.5

FOURTH AMENDMENT TO LOAN AGREEMENT AND SETTLEMENT AGREEMENT

(Loan A)

THIS FOURTH AMENDMENT TO LOAN AGREEMENT AND SETTLEMENT AGREEMENT (this “Agreement”) is made as of August 30, 2010, by and between SUNRISE CONNECTICUT AVENUE ASSISTED LIVING L.L.C., a limited liability company organized and existing under the laws of the Commonwealth of Virginia (the “Borrower”) and CHEVY CHASE BANK, a division of Capital One, N.A. (“Agent” or in its individual capacity, “Chevy Chase”), as Agent for the lenders party hereto (individually a “Lender” and collectively, “Lenders”).

RECITALS

A. Borrower obtained a loan from the Lenders in the maximum principal amount of Thirty Million and No/Dollars ($30,000,000.00) (“Loan A”) which was advanced pursuant to the provisions of a certain Loan Agreement dated August 28, 2007 by and between the Borrower and the Lenders, as amended by that certain First Amendment to Loan Agreement dated April 15, 2008, that certain Second Amendment to Loan Agreement dated August 28, 2009 and that certain Third Amendment to Loan Agreement and Settlement Agreement (the “Third Amendment”) dated December 2, 2009 (the same, as amended by this Agreement and as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the “Loan Agreement”).

B. Loan A is evidenced by, and repaid with interest in accordance with the provisions of (i) a Deed of Trust Note A dated August 28, 2007 from the Borrower payable to Chevy Chase in the principal amount of Twenty Million and No/Dollars ($20,000,000.00), as amended by that certain First Amendment to Deed of Trust Note A dated August 28, 2009, that certain Second Amendment to Deed of Trust Note A dated December 2, 2009 and that certain Third Amendment to Deed of Trust Note A dated of even date herewith (as amended, modified, restated, substituted, extended and renewed at anytime and from time to time, the “Chevy Chase Note”) and (ii) a Deed of Trust Note A dated August 28, 2007 from the Borrower payable to M.B. Financial Bank, N.A., a national banking association in the principal amount of Ten Million and No/Dollars ($10,000,000.00), as amended by that certain First Amendment to Deed of Trust Note A dated August 28, 2009 that certain Second Amendment to Deed of Trust Note A dated December 2, 2009 and that certain Third Amendment to Deed of Trust Note A dated of even date herewith (as amended, modified, restated, substituted, extended and renewed at anytime and from time to time, the “MB Financial Note” and, collectively with Chevy Chase Note, the “Notes”).

C. In connection with the Third Amendment, Borrower made a principal curtailment of Loan A in the amount of Five Million Dollars ($5,000,000) and accordingly, the maximum principal amount of Loan A was reduced from Thirty Million Dollars ($30,000,000) to Twenty-Four Million Five Hundred Thirty-Eight Thousand Dollars ($24,538,000).

D. Loan A is guaranteed by Sunrise Senior Living, Inc. a Delaware corporation (“Guarantor”), pursuant to the terms of that certain Guaranty of Payment dated August 28, 2007, as amended by that certain First Amendment to Guaranty of Payment dated September 8, 2008, that certain Second Amendment to Guaranty of Payment dated August 28, 2009 and that certain Third Amendment to Guaranty of Payment dated of even date herewith (as amended, modified, restated, substituted, extended and renewed at anytime and from time to time, the “Guaranty”).

E. The current outstanding principal balance of Loan A is Twenty-Four Million Two Hundred Forty-One Thousand Dollars ($24,241,000). In connection with and in consideration of all the terms, conditions and settlements of this Agreement, the Borrower shall make a principal curtailment of Loan A in the amount of Five Million Dollars ($5,000,000) and Agent acknowledges that Guarantor has entered into that certain Restructure Term Sheet dated October 22, 2009 among Guarantor and certain lenders more particularly described therein (the “Restructure Term Sheet”).

F. The Borrower has requested and the Agent has agreed to (i) reduce the maximum principal amount of Loan A from Twenty-Four Million Five Hundred Thirty-Eight Thousand Dollars ($24,538,000) to Nineteen Million Two Hundred Forty-One Thousand Dollars ($19,241,000), (ii) revise the occupancy requirement and (iii) make such other changes and settlements as more particularly set forth herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, Borrower and Lender agree as follows:

1. Borrower and Agent agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Loan Agreement shall have the same meaning under this Agreement.

2. The parties hereto acknowledge and agree that from and after the date hereof, the maximum principal amount of the Loan shall be Nineteen Million Two Hundred Forty-One Thousand Dollars ($19,241,000). All references contained in the Loan Agreement to “Twenty-Four Million Five Hundred Thirty-Eight Thousand Dollars” shall be read as “Nineteen Million Two Hundred Forty-One Thousand Dollars” and all references to the amount “$24,538,000” shall be read as “$19,241,000”.

3. Section 7.30 (Occupancy Covenant) is hereby amended and restated in its entirety as follows:

“7.30 Occupancy Covenant.

Commencing with the quarter ending March 31, 2010, Borrower shall maintain at all times, tested as of the end of each fiscal quarter during the term of the Loan, a minimum average daily occupancy of eighty percent (80%), measured on the basis of the one hundred and twelve (112) beds in the Facility.”

4. The parties hereto acknowledge and agree that this Agreement represents a settlement agreement between the parties only as to the maturity of Loan A and this Agreement does not represent a settlement agreement between the parties as to any other obligations of Borrower or Guarantor under Loan A or pursuant to the Financing Documents or as to Loan A or Loan B as a whole.

5. Borrower hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Loan Agreement, as amended or waived hereby. Borrower agrees that this Agreement is not intended to and shall not cause a novation with respect to any or all of the obligations of Borrower under the Loan Agreement. Except as expressly modified herein, the terms, provisions and covenants of the Loan Agreement are in all other respects hereby ratified and confirmed and remain in full force and effect.

6. The Borrower shall pay at the time this Agreement is executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Agent and its counsel in connection with this Agreement, including, but not limited to, a commitment fee in the aggregate amount of Seventy-Three Thousand One Hundred Two and No/100 Dollars ($73,102.00) (the “Commitment Fee”) for Loan A and Loan B, $18,275.50 of which Commitment Fee is due and payable to MB Financial Bank, N.A and $54,826.50 of which Commitment Fee is due and payable to Agent, and the reasonable fees and expenses of the Agent’s counsel and all recording fees, taxes and charges. Borrower hereby agrees to pay all appraisal and appraisal review costs and expenses incurred by Agent in connection with a new appraisal of the Property ordered by Agent.

7. Nothing in this Agreement nor any subsequent conduct, actions, settlements or accommodations made by Lender shall constitute a waiver, amendment or termination of the terms, conditions, rights or remedies that Lender holds under the Financing Documents or in regard to any other direct or indirect obligation of Borrower to Lender. No failure or delay on the part of Lender in the exercise of any right, power or remedy shall operate as a waiver thereof or of any past, present or future defaults of Borrower, nor shall any single or partial exercise of any right, power or remedy or subsequent conduct, actions or accommodations made by Lender preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. Lender expressly reserves and preserves all of its rights and remedies provided to it under the Financing Documents and available by law or in equity. No notice to or demand upon Borrower in any instance shall, in itself, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action in any circumstance without notice or demand. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims or counterclaims against (i) Lender, (ii) any obligations owed to Lender under the Financing Documents or (iii) Lender’s respective officers, directors, employees, attorneys, representatives, predecessors, successors and assigns (the foregoing jointly “Lender’s Representatives”) with respect to Loan A, the Financing

Documents, or this Agreement, and that if Borrower now has, or ever did have, any such offsets, defenses, claims, or counterclaims against Lender or Lender’s Representatives, whether known or unknown, all of them are hereby expressly waived, released, acquitted and forever discharged and Borrower hereby releases Lender and Lender’s Representatives from any liability therefor.

8. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument. Borrower agrees that Agent may rely on a telecopy of any signature of Borrower. Agent agrees that Borrower may rely on a telecopy of this Agreement executed by Agent.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Borrower and Agent have executed this Agreement under seal as of the date and year first written above.

BORROWER:

WITNESS OR ATTEST:	SUNRISE CONNECTICUT AVENUE ASSISTED LIVING, L.L.C.

	By:	Sunrise Senior Living Investments, Inc., its sole Member

/s/ J. Milligan		By:	/s/ Julie Pangelinan	(SEAL)
Julie Pangelinan
Vice President and Treasurer

COMMONWEALTH OF VIRGINIA, COUNTY OF FAIRFAX, TO WIT:

On August 30, 2010, before me, Uma Singh, a Notary Public in and for the Commonwealth shown above, appeared Julie Pangelinan personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose signature is subscribed to the within instrument, and acknowledged to me that she executed the same in her authorized capacity as Vice President of Sunrise Senior Living Investments, Inc., sole Member of Sunrise Connecticut Avenue Assisted Living, L.L.C., and that by her signature on the instrument the entity upon behalf of which she acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Uma Singh
Notary Public

My Commission Expires: May 31, 2014

My Notarial Registration Number is: 7328815

AGENT:

WITNESS:	CHEVY CHASE BANK, as Agent and Lender, a division of Capital One, N.A.

[ILLEGIBLE]	By:	/s/ Claude R. Sanders	(SEAL)
Claude R. Sanders
Senior Vice President

COMMONWEALTH/STATE OF MARYLAND, COUNTY/CITY OF PRINCE GEORGE, TO WIT:

On August 30, 2010, before me, Desrine Kelly, a Notary Public in and for the Commonwealth shown above, appeared Claude R. Sanders, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose signature is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity as Senior Vice President of Chevy Chase Bank, a division of Capital One, N.A., and that by his signature on the instrument the entity upon behalf of which he acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Desrine Kelly
Notary Public

My Commission Expires: 05-02-2011

My Notarial Registration Number is: